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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

                           Filed by the Registrant [_]
                 Filed by a Party other than the Registrant [X]

                 Check the appropriate box:

            [_]  Preliminary Proxy Statement
            [_]  Confidential, for Use of the Commission Only
                 (as permitted by Rule 14a-6(e)(2))
            [_]  Definitive Proxy Statement
            [_]  Definitive Additional Materials
            [X]  Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  RYERSON INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
                                       AND
            HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:__________
    2) Aggregate number of securities to which transaction applies:_______________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):__________________________
    4) Proposed maximum aggregate value of transaction:_________________________
    5) Total fee paid:__________________________________________________________
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:__________________________________________________
    2) Form, Schedule or Registration Statement No.:____________________________
    3) Filing Party:
    4) Date Filed:_______________________________________________

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

The following press release was issued by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. on March 6, 2007.




FOR IMMEDIATE RELEASE

              HARBINGER CAPITAL PARTNERS COMMENTS ON RYERSON INC.'S
                DECISION TO DELAY ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------


NEW YORK, MARCH 6, 2007 - Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, "Harbinger") today commented on Ryerson Inc.'s (NYSE: RYI) decision to postpone its Annual Meeting of Stockholders, originally scheduled for May 11, 2007.

Larry Clark, Managing Director of Harbinger Capital Partners, said: "We are greatly disappointed with this latest delaying tactic by Ryerson. Unfortunately, it is typical of this Board's management style to delay instead of taking action. This postponement follows Ryerson's disclosure of dismal fourth quarter results and the public endorsement by another large Ryerson shareholder of Harbinger's slate of experienced director nominees - it is apparent that the Board is postponing the vote because they realize they are in danger of losing. Shareholders deserve an opportunity to be heard at the earliest possible date and to vote for directors with the experience necessary to drive performance. We are reviewing all options that will allow for a shareholder vote as soon as practicable."

Harbinger, which owns a 9.7 percent stake in Ryerson, is seeking the election of seven independent directors to replace the majority of the existing Board of Directors of Ryerson Inc. at the Company's 2007 Annual Meeting of shareholders. Harbinger's experienced and independent director nominees include Mr. Keith E. Butler, Mr. Eugene I. Davis, Mr. Daniel W. Dienst, Mr. Richard Kochersperger, Mr. Larry J. Liebovich, Mr. Gerald Morris and Mr. Allen Ritchie. Harbinger detailed its intention in a written notice to Ryerson's Board of Directors, filed in a Schedule 13-D amendment, on January 3, 2007.

ABOUT HARBINGER CAPITAL PARTNERS
The Harbinger Capital Partners investment team located in New York City manages in excess of $5 billion in capital through two complementary strategies. Harbinger Capital Partners Master Fund I, Ltd. is focused on restructurings, liquidations, event-driven situations, turnarounds and capital structure arbitrage, including both long and short positions in highly leveraged and financially distressed companies. Harbinger Capital Partners Special Situations Fund, L.P. is focused on distressed debt securities, special situation equities and private loans/notes in a predominantly long-only strategy.

Investor contact:
Harbert Management Corporation - John McCullough - 205-987-5576

Media contact:
Sard Verbinnen & Co - Brandy Bergman or Dan Gagnier - 212-687-8080

ADDITIONAL INFORMATION
HARBINGER INTENDS TO MAKE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE RYERSON INC. 2007 ANNUAL MEETING. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF RYERSON INC. FOR USE AT THE 2007 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO RYERSON INC. STOCKHOLDERS AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS AND WILL BE CONTAINED IN THE SCHEDULE 13D FILED BY HARBINGER AND IN AMENDMENTS THERETO.

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